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EXHIBIT 99.1

                                       |
      NEWS BULLETIN                    |      RE:      CRDENTIA CORP.
          FROM:                        |               14114 DALLAS PARKWAY,
                                       |               SUITE 600
        FINANCIAL                      |               DALLAS, TX 75254
     RELATIONS BOARD                   |               OTCBB: CRDE
                                       |
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For Further Information:
  AT THE COMPANY:                            AT FINANCIAL RELATIONS BOARD:
  James D. Durham        Pamela Atherton     Moira Conlon
  CEO and Chairman       President           (310) 407-6524
  972-850-0780           972-850-0780        mconlon@financialrelationsboard.com
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FOR IMMEDIATE RELEASE

                    CRDENTIA APPOINTS VICKI SMITH AS INTERIM
                             CHIEF FINANCIAL OFFICER

DALLAS - SEPTEMBER 16, 2004 - CRDENTIA CORP. (OTCBB: CRDE), a leading U.S. provider of healthcare staffing services, today announced today that it has appointed Vicki L. Smith, 36, as Interim Chief Financial Officer. Ms. Smith replaces William Leftwich, who has left the Company to pursue other opportunities. Crdentia has initiated a search for a permanent replacement for Mr. Leftwich.

In addition to her new role as Interim Chief Financial Officer, Ms. Smith will continue to serve as Crdentia's Vice President of Finance where she is responsible for the Company's SEC reporting, cash flow forecasting, budgeting, financial reporting, financial due diligence on potential acquisitions as well as direct management of the accounting staff. Ms. Smith has played an instrumental role at the Company and has overseen the implementation of new financial software and analytical procedures which resulted in greatly improved decision-making data for senior management.

Prior to joining Crdentia, Ms. Smith served as Controller for Efficient Networks, Inc., a developer and supplier of high-speed digital subscriber line customer premises equipment for the broadband communications market, from 1997 to 2002. From 1996 to 1997, Ms. Smith served as Assistant Controller of Financial Security Services, Inc., a private company providing financial and billing services to independent security alarm dealers. She began her career at the international public accounting firm of KPMG Peat Marwick.

Ms. Smith holds a CPA certificate in the state of Texas and received a bachelor's degree in Accounting from the University of Texas at Austin.

"Since joining Crdentia, Vicki has been a key member of our management team and a valuable contributor to the development of our financial systems and strategies," said James D. Durham, Chairman and CEO of Crdentia. "Her strong accounting background coupled with an in-depth understanding of Crdentia's operations and financial goals makes her ideally suited to manage the Company's finance and accounting teams until a permanent chief financial officer is brought on-board.

"We thank Bill Leftwich for his contributions to Crdentia's growth and wish him well in his future endeavors," said Mr. Durham.


                                    - MORE -

Financial Relations Board serves as financial relations counsel to this company, is acting on the company's behalf in issuing this bulletin and receiving compensation therefor.

The information contained herein is furnished for information purposes only and is not to be construed as an offer to buy or sell securities.

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ABOUT CRDENTIA CORP.

Crdentia Corp. is one of the nation's leading providers of healthcare staffing services. Crdentia seeks to capitalize on an opportunity that currently exists in the healthcare industry by targeting the critical nursing shortage issue. There are many small, private companies that are addressing the rapidly expanding needs of the healthcare industry. Unfortunately, due to their relatively small capitalization, they are unable to maximize their potential, obtain outside capital or expand. By consolidating well-run small private companies into a larger public entity, Crdentia intends to facilitate access to capital, the acquisition of technology, and expanded distribution that, in turn, drive internal growth. For more information, visit www.crdentia.com.

FORWARD LOOKING STATEMENTS

Statements contained in this release that are not historical facts are forward-looking statements that involve risks and uncertainties. Among the important factors which could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, those discussed in "Risk Factors" in the Company's Forms 10-KSB, Forms 10-QSB, and other filings with the Securities and Exchange Commission. Such risk factors include, but are not limited to, a limited operating history with no earnings; reliance on the Company's management team, members of which have other business interests; the ability to successfully implement the Company's business plan; the ability to continue as a going concern; the ability to fund the Company's business and acquisition strategy; the growth of the temporary healthcare professional staffing business; difficulty in managing operations of acquired businesses; uncertainty in government regulation of the healthcare industry; and the limited public market for the Company's common stock. The actual results that the Company achieves may differ materially from any forward-looking statements due to such risks and uncertainties. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

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